Exhibit 10.4

Delta Natural Gas Company, Inc.
Notice of Performance Shares Award

To:     Brian S. Ramsey

At its meeting on August 16, 2013, the Corporate Governance and Compensation Committee (the “Committee”) of Delta Natural Gas Company, Inc. (the “Company”), authorized and directed the Company, on the Date of Award set forth below, to issue and make an award to you of Performance Shares entitling you to receive shares of the Company's common stock under the terms and conditions of the Incentive Compensation Plan (the “Plan”) of the Company and this Notice of Performance Shares Award. A copy of the Plan was filed with the Securities and Exchange Commission on March 4, 2010 as an exhibit to Form S-8 and is available on the Company's website (deltagas.com). A hard copy is also available upon request. Contact John B. Brown, Chief Financial Officer, Treasurer and Secretary. Capitalized terms that are not defined have the meanings given them in the Plan.

Date of Award:     August 31, 2013
Award: Subject to the Performance Period, Performance Criteria and other restrictions set forth herein, you may receive between 2,000 to 6,000 Performance Shares which will entitle you to receive one share of the Company's common stock (“Share”) for each Performance Share.
Performance Period: The period from July 1, 2013 - June 30, 2014.
Restriction Period(s):
Restriction Period 1 (covers 1/3 of Performance Shares paid): July 1, 2014 - August 31, 2014
Restriction Period 2 (covers 1/3 of Performance Shares paid): July 1, 2014 - August 31, 2015
Restriction Period 3 (covers 1/3 of Performance Shares paid): July 1, 2014 - August 31, 2016
Performance Criteria: The performance objective of this award is based upon on the Company's 2014 audited earnings per share as reported in the Company's Annual Report on Form 10-K, before any cash bonuses or stock awards, for the year ending June 30, 2014 (“2014 Audited EPS”).
Minimum Performance Objective: $ .95 per share
Targeted Performance Objective: $1.00 per share
Maximum Performance Objective: $1.05 per share

Minimum Performance Objective Not Met. If the Minimum Performance Objective is not met, i.e., if the Company does not achieve a 2014 Audited EPS of at least $.95, the number of Performance Shares will not be determined and none will vest and you will not be entitled to any Performance Shares hereunder.

Minimum Performance Objective Met or Exceeded. If the Minimum Performance Objective and all other conditions, including the Conditions to Payment set out below, are met or exceeded, then you shall receive the following number of Performance Shares based upon the actual 2014 Audited EPS:

$.95 - $.99 2014 Audited EPS	$1.00 - $1.04 2014 Audited EPS	$1.05 and over 2014 Audited EPS
2,000 shares	4,000 shares	6,000 shares

Restrictions and Vesting: Except as provided in Paragraph 2 under Conditions to Payment, all Performance Shares paid hereunder shall be in the form of Restricted Stock, which shall vest in 1/3 increments as described below under Conditions on Restrictions.

Conditions to Payment:

1.    Payment of Shares. Except as provided in Paragraph 2, your Performance Shares will be paid in Shares of Restricted Stock, subject to the restrictions and vesting set forth below, as soon as administratively feasible after the end of the Performance Period, but no earlier than the filing date of the Company's annual report on Form 10-K and no later than September 13 of the same year. Payment will be made in the form of whole shares of Restricted Stock in a lump sum payment. You will only receive such number of Shares as are established under the Performance Criteria.

2.    Death, Disability or Retirement before end of Performance Period and Payment. For purposes of this Paragraph 2 only, the Performance Shares awarded as provided in subsections 2(a), (b), (c) or (d) shall be in the form of shares of the Company's common stock and will not be subject to the Conditions on Restrictions in this Notice of Performance Shares Award.

(a)     In the event of your Disability or Retirement before the Performance Period has ended, the number of Performance Shares to which you shall be entitled to, if any, shall equal (i) the number of Performance Shares, if any, you would otherwise be entitled to had you been an active Employee at the end of the Performance Period (i.e., as adjusted or forfeited based on the actual Performance Criteria) multiplied by (ii) the portion of the Performance Period during which you were an active Employee multiplied by (iii) one-third, and such Performance Shares shall be distributed as soon as administratively feasible after the end of the Performance Period, but no later than September 13 of the same year; or

(b)     In the event of your death while an Employee before the Performance Period has ended, the Company will be assumed to have achieved a Targeted Performance Objective for the Performance Period in which death occurs, and the number of Shares your beneficiary shall be entitled to, if any, shall equal the number of Shares you would otherwise be entitled to had you been an active Employee at the end of the Performance Period without any further adjustment, and such Performance Shares shall be distributed within a reasonable period following death; or

(c)     In the event of your Disability or Retirement after the end of the Performance Period, but before the date the Performance Shares are distributed, the number of Performance Shares you shall be entitled to, if any, shall be (i) based on the actual Performance Criteria for the entire Performance Period multiplied by (ii) one-third; or

(d)    In the event of your death after the end of the Performance Period, but before the date the Performance Shares are distributed, the number of Performance Shares you shall be entitled to, if any, shall be based on the actual Performance Criteria for the entire Performance Period without any further adjustment.

3.    Other Termination.

(a)     You shall have no right to receive payment in respect of Performance Shares if you resign or are otherwise terminated from the Company before the end of the Performance Period for reasons other than your death, Disability, or Retirement or following a Change in Control.

(b)     You shall have no right to receive payment in respect of Performance Shares if you resign or are otherwise terminated from the Company after the end of the Performance Period but before any Performance Shares have vested if you resign or are otherwise terminated from the Company for reasons other than your death, Disability, or Retirement or following a Change in Control.

4.    Short-Term Disability; Other Authorized Leaves of Absence. If you are absent from employment during a Performance Period and you are entitled to (a) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (b) sickness allowance and/or short-term disability benefits under the Company's employee benefit plans, then your absence shall not affect your award of Performance Shares, if any. In the event you are absent from employment during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the amount or number of Performance Shares to which you shall be entitled to, if any, shall equal (i) the amount or number of Performance Shares, if any, to which you would otherwise be entitled had you been an active Employee during the entire Performance Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of the Performance Period during which you were an active Employee (i.e., excluding the period of the authorized leave of absence) and such Performance Shares shall be distributed and vest following the end of the Performance Period as set forth in Section 1 above.

5.    Adjustment of Award Due to Demotion or Promotion. The Committee, in its discretion, may reduce the number of Performance Shares (if the Performance Criteria are met) in the event you are demoted during a Performance Period, or grant additional Performance Shares (if the Performance Criteria are met) in the event you are promoted during a Performance Period.

6.    Restriction on Payment of Awards. No distributions in respect of Performance Shares shall be made, and such distribution shall be forfeited, if at the time a distribution would otherwise have been made:

(a)    The regular quarterly dividend on any outstanding common or preferred shares of the Company has been omitted and not subsequently paid prior to or on September 15, 2014; or

(b)     The consolidated net income of the Company for the fiscal year ending June 30, 2014 is less than the sum of (i) the aggregate amount to be distributed plus (ii) dividends on all outstanding preferred and common shares of the Company applicable to such twelve-month period (either paid, declared or accrued at the most recently paid rate).

Conditions on Restrictions:

7.    Restricted Stock. Except as provided in Paragraph 2 under Conditions to Payment, Performance Shares paid hereunder shall be in the form of Restricted Stock which will vest and the restrictions thereon will lapse in 1/3 increments each year beginning on August 31, 2014, and annually each August 31 thereafter until fully vested as long as the Recipient is an Employee throughout each such Restriction Period. If the Performance Criteria is not met, you will not receive any Restricted Stock.

8.    Restrictions. Except as otherwise provided in this Agreement, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period. Except as otherwise provided herein and subject to the Plan, if you resign, are otherwise terminated from the Company, prior to the end of the Restriction Period, you will forfeit all interests in the applicable Restricted Stock. All rights with respect to the Restricted Stock granted to you shall be exercisable during your lifetime only by you or your guardian or legal representative.

9.    Removal of Restrictions. Restricted Stock paid hereunder shall become freely transferable by you after the last day of the applicable Restriction Period.

10.    Voting Rights. During the Restriction Period, you may exercise full voting rights with respect to the Restricted Stock subject thereto.

11.    Dividends and Other Distributions. During the Restriction Period, you shall be entitled to receive all dividends and other distributions paid with respect to the applicable Restricted Stock. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

12.    Death, Disability or Retirement after Payment but before end of Restriction Period. Except as otherwise provided in this Notice, in the event of your death, Disability, or Retirement while an Employee, the following shall apply:

(a) In the event of your Disability or Retirement before the Restriction Period has ended, the restrictions on the Shares shall be removed upon expiration of the Restriction Period, and the number of Shares you shall be entitled to, if any, shall equal (i) the number of Shares, if any, you would otherwise be entitled to had you been an active Employee at the end of the Restriction Period multiplied by (ii) the portion of the Restriction Period you were an active Employee; or

(b) In the event of your death before the Restriction Period has ended, the restrictions on the Shares shall be removed upon your date of death, and the number of Shares the Participant shall be entitled to, if any, shall equal the number of Shares contingently granted to you, without any further adjustment.

Change of Control:

13.    Change in Control. Upon a Change in Control Performance Shares previously granted shall be immediately vested and not subject to forfeiture due to any subsequent termination from employment. Upon a change in Control, Restrictions on Restricted Stock shall be eliminated as of such event. If the Change in Control occurs before the end of the Performance Period, the amount of the Performance Shares shall be determined assuming the Company has achieved the Targeted Performance Objective and, the amount shall then be multiplied by the portion of the Performance Period for which you were an active Employee hereunder. If the Change in Control occurs after the end of the Performance Period but before the Performance Shares are paid, the amount payable shall be determined based on the actual performance objective achieved. In either case payment of the Performance Shares shall be made as soon as practicable following the Change in Control but no later than the close of the seventy five (75) day period following the earlier of the end of the Performance Period or the Change in Control.

Recovery of Stock:

14.    If you are or become subject to the terms of the Company's Compensation Recovery Policy (the “Policy”), as such Policy may be amended from time to time, including amendments adopted in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder, then the Performance Shares and Restricted Stock granted hereunder shall also be subject to such Policy. Accordingly, if the Committee determines that recovery of compensation under such Policy is due, then the Committee will determine the percentage of your total Performance Shares and Restricted Stock that is recoverable (the “Recoverable Percentage”) and the following shall occur:

•	the Performance Shares and Restricted Stock equal to the Recoverable Percentage granted hereunder shall automatically terminate and be forfeited effective on the date of such determination; and

•
all shares of Common Stock equal to the Recoverable Percentage that you acquired pursuant to this Agreement (or other securities into which such shares have been converted or exchanged) shall be returned to the Company or, if no longer held by you, then you shall pay to the Company, without interest, all cash, securities or other assets received by you from the sale or transfer of such stock or securities. If you received nominal or no consideration on transfer of the Common Stock (e.g. a gift) then in connection with such recovery, you shall pay to the Company the market value of the Common Stock at the time of the transfer.

Definitions:

15.    Definitions. The following terms used in this Notice of Performance Shares Award will have the meanings indicated:

(a)    “Change in Control” shall have the same meaning as such term or similar term is defined by your individual agreement with the Company which relates to your compensation and benefits upon the occurrence of a change in ownership of the Participating Company or similar event.

In the event there is no such agreement, “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger, share exchange or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied; or

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, share exchange or consolidation, in each case, unless, following such reorganization, merger, share exchange or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger, share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding  shares of common stock of the corporation resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; or

(iv) Approval by the shareholders of the Company and consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a “Change in Control” under subsection (iii) or (iv) of this Section.

Notwithstanding (a) above, if your employment is terminated before a Change in Control as defined in this Section and you reasonably demonstrate that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Notice of Performance Shares Award, the date of a “Change in Control” with respect to you shall mean the date immediately prior to the date of such termination of your employment.

(b)    “Disability” shall mean (a) your mental or physical disability that is defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which you are covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes you from engaging in a full-time position at the Company for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to your Disability (including a decision that you are not disabled), shall be final and binding on all parties.

(c)    “Retirement” shall mean the termination of your employment consistent with the provisions for early or normal retirement under the defined benefit pension plan sponsored by the Company. Notwithstanding the foregoing, “Retirement” before you are eligible for normal retirement under such plan shall require prior approval by the Committee.

16.    Conflicts. If there is a conflict between the terms of this Notice of Performance Shares Award and the Plan, the Plan shall control.

DELTA NATURAL GAS COMPANY, INC.

By: /s/ John B. Brown

Its: CFO, Treasurer and Secretary

/s/ Brian S. Ramsey
________________________________________
[Signature of Participant]

005522.135297/4133863.4